Exhibit 23







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 2002 on the financial statements of The Southern Company and its subsidiaries, included in this Form 8-K, into The Southern Company's previously filed Registration Statement File Nos. 2-78617, 33-3546, 33-54415, 33-57951, 33-58371, 33-60427, 333-09077, 333-31808,
333-44127, 333-44261, 333-64871, 333-65178 and 333-73462.




/s/Arthur Andersen LLP
Atlanta, Georgia
February 27, 2002